UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2011

NSTAR

(Exact name of registrant as specified in its charter)

Massachusetts	001-14768	04-3466300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
800 Boylston Street, Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

(617) 424-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.  Other Events

Item 8.01.  Other Events

On February 14, 2011, the Federal Energy Regulatory Commission (“FERC”) accepted, without modification, the Transmission Service Agreement (“TSA”) filed December 15, 2010 by Northern Pass Transmission LLC (“NPT”).  NPT is indirectly owned by Northeast Utilities and NSTAR, on a 75 percent and 25 percent basis, respectively.  The TSA sets forth the terms under which NPT will provide firm transmission service to H.Q. Hydro Renewable Energy Inc. (“HRE”), a subsidiary of Hydro-Québec, over NPT’s Northern Pass Transmission line.  The Northern Pass Transmission line is comprised of a high voltage direct current (“HVDC”) transmission line from the Canadian border to Franklin, New Hampshire and an associated alternating current radial transmission line between Franklin and Deerfield, New Hampshire that will be constructed by NPT.  The Northern Pass Transmission line will interconnect at the U.S.-Canadian border with a planned HVDC transmission line that Hydro-Québec TransÉnergie, the transmission division of Hydro-Québec, will construct in Québec.

As approved, the TSA will permit NPT to charge HRE cost-based rates which will include a return on equity (“ROE”) of 12.56 percent through the construction phase of the project, and upon commercial operation, an ROE equal to the base ROE under the ISO-NE Open-Access Transmission Tariff (currently 11.14 percent), plus the lesser of 1.42 percent or an amount that would not cause the total ROE to exceed the applicable zone of reasonableness.

For further information, see NSTAR’s Annual Report on Form 10-K for the year ended December 31, 2010 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Proposed Transmission Investment.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)
Date: February 16, 2011	By:	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer